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                                                                    EXHIBIT 99.1


                             ASPEC TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS, UNAUDITED)

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                                                                                          NINE MONTHS ENDED
                                                                                     AUGUST 31,      AUGUST 31,
                                                                                       1998            1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                         (559)            503
Adjustments from operating activities:
    Write-off of purchased technology                                                      700
    Depreciation and amortization                                                        2,376           1,114
    Deferred Income taxes                                                                 (796)           (631)
    Stock compensation expense                                                              57              94
    Changes in assets and liabilities
       Accounts receivable:
          Billed                                                                        (1,204)           (476)
          Unbilled                                                                      (3,021)           (762)
       Prepaid expenses and other assets                                                  (885)           (476)
       Inventory                                                                           (13)             --
       Accounts payable                                                                  2,986             311
       Accrued liabilities                                                                 (67)           (112)
       Income taxes payable                                                                 40          (3,439)
       Customer advances                                                                  (296)          2,035
                                                                                     ----------      ----------
       NET CASH PROVIDED (USED FOR) BY OPERATING ACTIVITIES:                              (682)         (1,839)
                                                                                     ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                                 (9,372)         (2,522)
    Cash spent, net of cash acquired in purchase of SIS Microelectronics                    26              --
    Purchase of Non-Marketable Equity                                                     (916)
                                                                                     ----------      ----------
       NET CASH PROVIDED (USED FOR) BY INVESTING ACTIVITIES:                           (10,262)         (2,522)
                                                                                     ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                                                72,217              --
    Redemption of redeemable preferred stock                                           (18,495)             --
    Repayment of borrowings                                                               (314)             --
    Repurchase of common stock                                                              (8)             --
    Collection of stockholder notes receivable                                             101              95
                                                                                     ----------      ----------
       NET CASH PROVIDED (USED FOR) BY FINANCING ACTIVITIES                             53,501              95
                                                                                     ----------      ----------

Net increase (decrease) in cash and equivalents                                         42,557          (4,266)
Cash and equivalents, beginning of period                                                2,524           6,341
                                                                                     ----------      ----------
CASH AND EQUIVALENTS, END OF PERIOD                                                     45,081           2,075
                                                                                     ==========      ==========

Supplemental disclosure of cash flow information:
    Cash paid for income taxes                                                           1,101           4,392
                                                                                     ==========      ==========
    Accretion of redeemable preferred stock                                              4,328             813
                                                                                     ==========      ==========
    Long term payable for acquisition of equipment                                       1,000
                                                                                     ==========      ==========

The Company purchased all of the capital stock of SIS Microelectronics for Aspec stock of $4,000,000 plus transaction costs of $148,000. In conjunction with the acquisition, assets acquired and liabilities assumed were as follows:

Fair value of assets acquired, including purchased technology                            4,390
Liabilities assumed                                                                        942
                                                                                     ----------
    Net assets acquired                                                                  3,448
    Purchased technology, expensed                                                         700
                                                                                     ----------
       Purchase price                                                                    4,148
                                                                                     ==========
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